Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Airgas, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633, 333-37863, 333-46266, 333-46739, 333-60995, 333-61989, 333-146276, 333-161774, 333-167140 and 333-188772), Form S-4 (No. 333-23651) and Form S-8 (Nos. 333-42023, 333-75258, 333-100187, 333-117965, 333-136463, 333-137185, 333-161660, 333-170139, 333-174883, 333-175676, 333-183372 and 333-196664) of Airgas, Inc. of our report dated May 10, 2016, with respect to the consolidated balance sheets of Airgas, Inc. and subsidiaries as of March 31, 2016 and 2015, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2016, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2016, which report appears in the March 31, 2016 annual report on Form 10-K of Airgas, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 10, 2016